Exhibit 99
News Release	The Ryland Group, Inc. www.ryland.com

FOR IMMEDIATE RELEASE	CONTACT:	Drew Mackintosh, Vice President,
Investor Relations (818) 223-7548

RYLAND REPORTS RESULTS FOR THE FIRST QUARTER OF 2009

CALABASAS, Calif. (April 29, 2009) — The Ryland Group, Inc. (NYSE: RYL), today announced results for its first quarter ended March 31, 2009.  Items of note included:

•                  Cash flows from operations totaled $171.7 million, which included $165.6 million of income tax refunds, for the quarter ended March 31, 2009;

•                  Cash and cash equivalents balances of $534.0 million as of March 31, 2009;

•                  The Company repurchased $47.6 million of its senior notes for $35.9 million in the open market, resulting in a gain of $11.4 million, for the quarter ended March 31, 2009;

•                  Net debt-to-total capital ratio was 22.0 percent at March 31, 2009;

•                  Pretax charges for inventory valuation and other adjustments were $48.8 million, option deposits and feasibility write-offs were $657,000, and losses from land sales were $227,000 for the first quarter of 2009;

•                  Loss of $1.76 per share for the quarter ended March 31, 2009, including inventory valuation adjustments, write-offs and joint venture impairments, compared to a loss of $0.69 per share for the same period in 2008;

•                  Consolidated revenues of $265.2 million for the quarter ended March 31, 2009, reflected a decrease of 36.3 percent from the quarter ended March 31, 2008;

•                  Housing gross profit margins averaged 6.0 percent, excluding inventory and other valuation adjustments and write-offs, for the quarter ended March 31, 2009, compared to 11.9 percent for the same period in 2008.  Including inventory and other valuation adjustments, housing gross profit margins averaged negative 13.1 percent for the first quarter of 2009, compared to 5.2 percent for the same period in 2008;

•                  Selling, general and administrative expenses, excluding severance and model abandonment charges of $4.5 million, were 13.8 percent of revenue for the first quarter of 2009, compared to 15.3 percent for the same period in 2008.  Selling, general and administrative expenses, including these charges, were 15.6 percent of revenue for the first quarter of 2009, compared to 16.0 percent for the same period in 2008;

•                  Closings totaled 1,049 units for the quarter ended March 31, 2009, reflecting a 32.0 percent decrease from the same period in the prior year;

•                  New orders in the first quarter of 2009 declined 37.6 percent to 1,347 units from 2,159 units in the first quarter of 2008; and

•                  Inventory of houses started and unsold decreased by 21.6 percent to 501 units at March 31, 2009, from 639 units at December 31, 2008.

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RYLAND FIRST-QUARTER RESULTS

RESULTS FOR THE FIRST QUARTER OF 2009

For the first quarter ended March 31, 2009, the Company reported a consolidated net loss of $75.3 million, or $1.76 per diluted share, compared to a loss of $29.3 million, or $0.69 per diluted share, for the same period in 2008.  The Company had inventory and other valuation adjustments, joint venture impairments, and option deposit and feasibility write-offs that totaled $49.4 million during the first quarter ended March 31, 2009.

The homebuilding segments reported a pretax loss of $74.4 million during the first quarter of 2009, compared to a pretax loss of $43.7 million for the same period in 2008.  This increase was primarily due to inventory valuation adjustments and write-offs, as well as to declines in closings and home prices.

Homebuilding revenues decreased 35.2 percent to $259.0 million for the first quarter of 2009, compared to $399.6 million for the same period in 2008.  This decline was primarily attributable to closings totaling 1,049 units for the first quarter ended March 31, 2009, reflecting a 32.0 percent decrease from closings totaling 1,543 units for the same period in the prior year, and to a 3.9 percent reduction in the average closing price of a home, which declined to $247,000 for the quarter ended March 31, 2009, from $257,000 for the same period in 2008.  Homebuilding revenues for the first quarter of 2009 included $318,000 from land sales, which contributed a net loss of $227,000 to pretax losses, compared to $2.8 million from land sales for the first quarter of 2008, which contributed a net gain of $950,000 to pretax losses.

New orders of 1,347 units for the quarter ended March 31, 2009, represented a decrease of 37.6 percent, compared to new orders of 2,159 units for the same period in 2008.  For the first quarter of 2009, new order dollars declined 39.9 percent to $316.2 million from $526.4 million for the first quarter of 2008.  Backlog at the end of the first quarter of 2009 increased 19.1 percent to 1,857 units from 1,559 units at December 31, 2008, and declined 46.7 percent from 3,485 units at the end of the first quarter of 2008.  At March 31, 2009, the dollar value of the Company’s backlog was $464.6 million, reflecting an increase of 14.1 percent from December 31, 2008, and a decline of 49.3 percent from March 31, 2008.

Housing gross profit margins averaged 6.0 percent, excluding inventory valuation adjustments and write-offs, for the quarter ended March 31, 2009, compared to 11.9 percent for the same period in 2008. This decrease was primarily due to price reductions that related to project closeouts and other home deliveries during the first quarter of 2009.  Including inventory valuation adjustments, housing gross profit margins averaged negative 13.1 percent for the first quarter of 2009, compared to 5.2 percent for the same period in 2008.  Selling, general and administrative expenses, including severance and model abandonment charges, were 15.6 percent of revenue for the first quarter of 2009, compared to 16.0 percent for the same period in 2008.  Selling, general and administrative expenses, excluding severance and model abandonment charges of $4.5 million, were 13.8 percent of revenue for the first quarter of 2009, compared to 15.3 percent for the same period in 2008.

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RYLAND FIRST-QUARTER RESULTS

This decrease in core selling, general and administrative expenses was primarily attributable to cost-saving initiatives and lower marketing and advertising costs per unit, partially offset by a decline in revenues.  Selling, general and administrative expense dollars for the first quarter ended March 31, 2009, decreased $23.5 million from the same period in the prior year.  The homebuilding segments capitalized all interest incurred during the quarters ended March 31, 2009 and 2008.

Corporate expenses were $9.1 million for the first quarters ended March 31, 2009 and 2008.  Losses in the market value of investments that were included in corporate expenses, which related to the Company’s benefit plans totaled $2.1 million and $1.9 million in 2009 and 2008, respectively.

During the first quarter of 2009, the Company provided $171.7 million of cash from operations, which included income tax refunds of $165.6 million; used $282,000 for investing activities; and used $60.7 million for financing activities primarily for the reduction of debt.

The Company’s financial services segment reported pretax losses of $1.6 million, compared to pretax earnings of $6.6 million for the same period in 2008.  This decrease was primarily attributable to a 39.8 percent decline in the number of mortgages originated due to a slowdown in the homebuilding market; losses from hedging and forward-commitment valuations; additional loan indemnification expense; and a decrease in insurance income due to the sale of renewal business in 2008.

OVERALL EFFECTIVE TAX RATE

The Company’s effective tax benefit rate was 0.0 percent for the quarter ended March 31, 2009, compared to an effective tax rate of 36.5 percent for the same period in 2008.  The decrease in tax rate for the first quarter of 2009, compared to the first quarter of 2008, was primarily attributable to a noncash tax charge of $28.7 million for the Company’s deferred tax valuation allowance.  The effective tax rate is not expected to significantly change during the remainder of the year.

AMENDED CREDIT FACILITY

The Company amended its $550.0 million revolving credit facility resulting in a reduction of its borrowing capacity to $200.0 million and the modification of several of its covenants, which included changing the definition of its consolidated tangible net worth covenant; amending its leverage ratio; changing its borrowing base; and establishing certain liquidity reserve accounts in the event that it fails to satisfy an interest coverage test and an adjusted cash flow from operations to interest incurred test.  The credit agreement’s maturity date of January 2011 remains unchanged, and the uncommitted accordion feature has been reduced to $300.0 million from $1.5 billion, subject to the availability of additional lending commitments.  The Company recorded an expense of $1.8 million related to the reduction of the revolving credit facility’s commitments, which is included in “(Income) expenses related to early retirement of debt.”

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RYLAND FIRST-QUARTER RESULTS

RMC REPURCHASE AGREEMENT

Ryland Mortgage Company (“RMC”) entered into a repurchase agreement with Guaranty Bank that provides for borrowings of up to $60.0 million to fund its mortgage origination operations.  The RMC repurchase agreement contains representations, warranties, covenants and provisions defining events of default, which require RMC to maintain a minimum net worth and certain financial ratios.  This repurchase facility matures in January 2010.

DEBT REPURCHASES

During the first quarter of 2009, the Company repurchased $47.6 million of its senior notes for $35.9 million in the open market. The Company recognized a gain of $11.4 million related to these debt repurchases, which is included in “(Income) expenses related to early retirement of debt.”

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RYLAND FIRST-QUARTER RESULTS

Headquartered in Southern California, Ryland is one of the nation’s largest homebuilders and a leading mortgage-finance company.  Since its founding in 1967, Ryland has built more than 285,000 homes and financed more than 235,000 mortgages.  The Company currently operates in 15 states and 19 homebuilding divisions across the country and is listed on the New York Stock Exchange under the symbol “RYL.”  For more information, please visit www.ryland.com.

Note:  Certain statements in this press release may be regarded as “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and may qualify for the safe harbor provided for in Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements represent the Company’s expectations and beliefs concerning future events, and no assurance can be given that the future results described in this press release will be achieved. These forward-looking statements can generally be identified by the use of statements that include words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “foresee,” “goal,” “intend,” “likely,” “may,” “plan,” “project,” “should,” “target,” “will” or other similar words or phrases. All forward-looking statements contained herein are based upon information available to the Company on the date of this press release. Except as may be required under applicable law, the Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of the Company’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements. The factors and assumptions upon which any forward-looking statements herein are based are subject to risks and uncertainties which include, among others:

•                  economic changes nationally or in the Company’s local markets, including volatility and increases in interest rates, the impact of government stimulus plans, inflation, changes in consumer demand and confidence levels and the state of the market for homes in general;

•                  instability and uncertainty in the mortgage lending market, including revisions to underwriting standards for borrowers;

•                  the availability and cost of land and the future value of land held or under development;

•                  increased land development costs on projects under development;

•                  shortages of skilled labor or raw materials used in the production of houses;

•                  increased prices for labor, land and raw materials used in the production of houses;

•                  increased competition;

•                  failure to anticipate or react to changing consumer preferences in home design;

•                  increased costs and delays in land development or home construction resulting from adverse weather conditions;

•                  potential delays or increased costs in obtaining necessary permits as a result of changes to laws, regulations, or governmental policies (including those that affect zoning, density, building standards and the environment);

•                  delays in obtaining approvals from applicable regulatory agencies and others in connection with the Company’s communities and land activities;

•                  changes in the Company’s effective tax rate and assumptions and valuations related to its tax accounts;

•                  the risk factors set forth in the Company’s most recent Annual Report on Form 10-K; and

•                  other factors over which the Company has little or no control.

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Four financial-statement pages follow.

THE RYLAND GROUP, INC. and Subsidiaries

CONSOLIDATED STATEMENTS OF EARNINGS (Unaudited)

(in thousands, except share data)

	Three months ended March 31,
	2009	2008

REVENUES
Homebuilding	$258,967	$399,600
Financial services	6,271	16,566
TOTAL REVENUES	265,238	416,166

EXPENSES
Cost of sales	293,085	372,401
(Earnings) loss from unconsolidated joint ventures	(49)	7,101
Selling, general and administrative	40,300	63,785
Financial services	7,848	9,979
Corporate	9,051	9,066
(Income) expenses related to early retirement of debt	(9,648)	—
TOTAL EXPENSES	340,587	462,332
Loss before taxes	(75,349)	(46,166)
Tax expense (benefit)	—	(16,850)
NET LOSS	$(75,349)	$(29,316)

NET LOSS PER COMMON SHARE
Basic	$(1.76)	$(0.69)
Diluted	(1.76)	(0.69)

AVERAGE COMMON SHARES OUTSTANDING
Basic	42,853,399	42,232,186
Diluted	42,853,399	42,232,186

THE RYLAND GROUP, INC. and Subsidiaries

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

	March 31,	December 31,
	2009	2008
	(Unaudited)

ASSETS
Cash and cash equivalents	$533,970	$423,259
Housing inventories
Homes under construction	414,000	464,810
Land under development and improved lots	470,896	547,318
Inventory held-for-sale	73,218	68,971
Consolidated inventory not owned	9,699	15,218
Total housing inventories	967,813	1,096,317
Property, plant and equipment	35,772	41,558
Current taxes receivable, net	—	160,681
Other	117,358	141,173
TOTAL ASSETS	1,654,913	1,862,988

LIABILITIES
Accounts payable	58,320	73,464
Accrued and other liabilities	218,483	259,947
Debt	718,054	790,399
TOTAL LIABILITIES	994,857	1,123,810

EQUITY
STOCKHOLDERS’ EQUITY
Preferred stock, $1.00 par value:
Authorized—10,000 shares Series A Junior Participating Preferred, none outstanding	—	—
Common stock, $1.00 par value:
Authorized—199,990,000 shares Issued—42,882,997 shares at March 31, 2009 (42,754,467 shares at December 31, 2008)	42,883	42,754
Retained earnings	604,947	679,317
Accumulated other comprehensive income	3,105	3,291
TOTAL STOCKHOLDERS’ EQUITY FOR THE RYLAND GROUP, INC.	650,935	725,362
NONCONTROLLING INTEREST	9,121	13,816
TOTAL EQUITY	660,056	739,178
TOTAL LIABILITIES AND EQUITY	$1,654,913	$1,862,988

THE RYLAND GROUP, INC. and Subsidiaries

SEGMENT INFORMATION (Unaudited)

	Three months ended March 31,
	2009	2008
EARNINGS (LOSS) BEFORE TAXES (in thousands)
Homebuilding
North	$(35,679)	$(16,263)
Southeast	(25,798)	(4,010)
Texas	(2,194)	(544)
West	(10,698)	(22,870)
Financial services	(1,577)	6,587
Corporate and unallocated	597	(9,066)
Total	$(75,349)	$(46,166)
NEW ORDERS
Units
North	495	605
Southeast	283	650
Texas	394	553
West	175	351
Total	1,347	2,159
Dollars (in millions)
North	$126	$165
Southeast	65	152
Texas	86	117
West	39	92
Total	$316	$526
CLOSINGS
Units
North	329	423
Southeast	278	511
Texas	315	387
West	127	222
Total	1,049	1,543
Average closing price (in thousands)
North	$263	$283
Southeast	259	259
Texas	223	217
West	234	272
Total	$247	$257
OUTSTANDING CONTRACTS	March 31,
Units	2009	2008
North	740	1,148
Southeast	404	1,085
Texas	548	842
West	165	410
Total	1,857	3,485
Dollars (in millions)
North	$200	$344
Southeast	100	277
Texas	127	188
West	38	107
Total	$465	$916
Average price (in thousands)
North	$270	$299
Southeast	247	256
Texas	231	224
West	230	261
Total	$250	$263

THE RYLAND GROUP, INC. and Subsidiaries

FINANCIAL SERVICES SUPPLEMENTAL INFORMATION (Unaudited)

(in thousands, except origination data)

	Three months ended March 31,
RESULTS OF OPERATIONS	2009	2008
REVENUES
Net gains on sales of mortgages	$2,266	$7,338
Origination fees	2,132	3,767
Title/escrow/insurance	1,740	5,134
Interest and other	133	327
TOTAL REVENUES	6,271	16,566
EXPENSES	7,848	9,979
PRETAX EARNINGS (LOSS)	$(1,577)	$6,587

OPERATIONAL DATA

Retail operations:
Originations (units)	713	1,184
Ryland Homes closings as a percentage of total closings	100.0%	99.2%
Ryland Homes origination capture rate	75.9%	82.2%

Investment operations:
Mortgage-backed securities and notes receivable average balance	$312	$388